UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2019

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Effective August 26, 2019, Lorie L. Tekorius, who has been serving as Executive Vice President and Chief Operating Officer of the Company, has been promoted to President and Chief Operating Officer. William A. Furman remains Chairman and Chief Executive Officer of the Company, as well as Principal Executive Officer. Ms. Tekorius will continue to report to Mr. Furman.

(e) Compensatory Arrangements of Certain Officers

2020 Short-term Incentive Compensation Program

On August 26, 2019, the Company’s Compensation Committee adopted a 2020 Short-term Incentive Compensation Program (the “Compensation Plan”), pursuant to which the Company’s executive officers, including its named executive officers (“NEOs”), may earn bonuses based on Company financial performance and achievement of strategic objectives during fiscal 2020.

For each of William A. Furman, Chief Executive Officer; Lorie L. Tekorius, President and Chief Operating Officer; Alejandro Centurion, Executive Vice President and President of Greenbrier Manufacturing Operations; Mark J. Rittenbaum, Executive Vice President of Commercial and Leasing; Adrian Downes, Senior Vice President and Chief Financial Officer; and Brian J. Comstock, Executive Vice President, Sales and Marketing, 85% of the short-term incentive compensation opportunity is based on achievement of the Company-level financial performance goal, adjusted EBITDA, and 15% of the short-term incentive compensation opportunity is based on achievement of strategic objectives set by the Compensation Committee.

Target payouts are established for each executive officer at a different percentage of base salary. The target payout percentages for each of the named executive officers will be determined by the Compensation Committee at a later date.

Adjusted EBITDA is defined as net earnings before interest and foreign exchange, income tax expense, depreciation and amortization, and before Compensation Plan, and is adjusted for special and non-recurring items in the discretion of the Compensation Committee.

Short-term incentive compensation payouts resulting from achievement of financial performance goals will vary depending upon achievement of threshold, goal or stretch performance levels. At threshold performance, the payout will equal 75% of the relevant target payout. At goal performance, the payout will equal 100% of the relevant target payout. At stretch performance, the payout will equal 200% of the relevant target payout. Payout amounts will be interpolated between the threshold, goal and stretch levels. There is no payout for performance below threshold.

With respect to the goals based on achievement of strategic objectives, the Compensation Committee will determine the level of achievement of such goals by all executive officers as a group. The percentage of payouts to all of the executive officers resulting from achievement of strategic goals will match the percentage of achievement, and may range from 0% to 150% of the relevant target, as determined by the Compensation Committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)     On August 26, 2019, the Board of Directors approved an amendment to the Company’s Bylaws in order to allow two different individuals to serve as President and Chief Executive Officer of the Company, effective immediately.

A copy of the Amendment to the Bylaws of The Greenbrier Companies, Inc. is attached as Exhibit 3.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On August 29, 2019, the Company issued the press release attached hereto as Exhibit 99.1 announcing the promotion of Ms. Tekorius.

The information under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Bylaws of The Greenbrier Companies, Inc. dated August 26, 2019.

99.1	Press Release dated August 29, 2019 of The Greenbrier Companies, Inc. announcing promotion of Lorie L. Tekorius to President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: August 29, 2019	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, Chief Compliance Officer and General Counsel

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